UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
February 18, 2025

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York	001-04383	14-1387171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866

(Address of principal executive offices)

(518) 584-4100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $.33-1/3 par value	ESP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Katrina Sparano retired as the Company’s Chief Financial Officer and Treasurer effective February 15, 2025. Kaitlyn O’Neil was appointed as the Company’s new Principal Financial Officer and Treasurer, effective such date.

Ms. O’Neil, age 32, has been employed by the Company since January 6, 2025. From September 2021 until her employment by the Company, she was employed by Octo Telematics North America, LLC, Auburndale, MA as Finance Director. Prior thereto, from April 2017 to September 2021, she was employed by Precisely Holdings, LLC, Burlington, MA, in various finance department positions. From January 2015 to April 2017, she was employed by KPMG LLP as Senior Audit Associate.

Ms. O’Neil is a Certified Public Accountant. In her prior employment, she was engaged in financial planning and analysis, tax compliance, the financial aspects of merger and acquisition activity, and the audits of publicly traded companies.

Ms. O’Neil is unrelated to David O’Neil, the Company’s President and Chief Executive Officer.

Item 8.01. Other Events.

On February 18, 2025, the Company issued a press release announcing the retirement of Katrina Sparano, Chief Finance Officer and Treasurer and the appointment of Kaitlyn O’Neil as Principal Financial Officer and Treasurer.   A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1     Press Release dated February 18, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025		ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David O’Neil
David O’Neil Chief Executive Officer

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